Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for First Quarter Ended July 31, 2022 and Recent Developments

-- Recorded First Quarter Revenue of $36.7 Million --

-- Signed $41 Million in Net New Business Orders and Ended the Quarter with a Record High

Backlog of $157 Million --

-- Facilities and Capabilities Expansions in Mammalian and

Cell and Gene Therapy Businesses Continue on Schedule --

TUSTIN, Calif., September 6, 2022 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the first quarter ended July 31, 2022.

Highlights from the Quarter Ended July 31, 2022, and Other Events:

“Following a very strong fiscal 2022, revenues in the first quarter of fiscal 2023 established a new high. This was driven by our commercial team’s success in attracting new business, as well as the exceptional performance of our manufacturing and operations team in consistently delivering high quality product on time to our customers. I continue to be impressed by the talent and dedication of our employees, who are largely responsible for the many successes that the company has achieved to-date, and I look forward to this growing team continuing to push this business to new levels in the coming years,” stated Nick Green, president and chief executive officer of Avid Bioservices.

“Essential to our success has been our new commercial team. Over the last year, we have made substantive changes to our commercial organization, including significantly expanding our sales team, with additions supporting both our mammalian and our cell and gene therapy businesses. This new team is working exceptionally well together, and focusing on ensuring Avid’s continued growth. During the quarter, our team signed $41 million in new project orders, with a significant portion coming from new customers, and as a result, pushed Avid’s backlog to a new record high of $157 million.

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“During the period, the expansion projects for both our mammalian and our cell and gene therapy businesses advanced according to plan. In the first quarter, the company achieved an important milestone with respect to our cell and gene therapy expansion, with the launch of the analytical and process development capabilities for this business. With respect to our mammalian cell business facilities expansion, the second phase of this project is ongoing, and we remain on track to begin customer projects in Myford South during the first quarter of calendar 2023.

“We believe that fiscal 2023 will be transformational for Avid, and look forward to reporting many exciting milestones ahead.”

Financial Highlights and Guidance

•	The company is reiterating full year revenue guidance for fiscal 2023 of $140 million to $145 million, a 17-21% increase over fiscal 2022.

•	Revenues for the first quarter of fiscal 2023 were $36.7 million, representing a 19% increase compared to $30.8 million recorded in the prior year period. The increase in revenues for the quarter can be primarily attributed to an increase in manufacturing revenues as compared to the prior year period.

•	As of July 31, 2022, revenue backlog was $157 million, representing a net increase of 43% compared to $110 million at the end of first quarter fiscal 2022. The company expects to recognize the majority of this backlog over the next twelve months.

•	Gross margin for the first quarter of fiscal 2023 was 25%, compared to a gross margin of 37% for the first quarter of fiscal 2022, which benefited from the receipt of unutilized capacity fees of $3.3 million. Excluding the prior year’s margin benefit from unutilized capacity fees, and the current quarter’s increase in costs associated with the establishment of our cell and gene therapy business and ahead of our mammalian capacity expansions, including the company’s increasing headcount and incremental depreciation from recently released facility expansions, our first quarter gross margin was on par with the prior year period.

•	Selling, general and administrative expenses (“SG&A”) for the first quarter of fiscal 2023 were $6.4 million, an increase of 42% compared to $4.5 million recorded for the first quarter of fiscal 2022. The increase in SG&A for the first quarter was primarily due to compensation and benefit expenses, facility and related expenses, and legal and accounting fees.

•	Net income was $1.6 million for the first quarter of fiscal 2023, which for the first time starting in fiscal 2023 includes a provision for income taxes as reported within the company’s income statement, as compared to a net income of $6.3 million for the first quarter of fiscal 2022.

•	Diluted earnings per share was $0.02 for the first quarter of fiscal 2023, compared to $0.10 for the first quarter of fiscal 2022.

•	Avid reported $115.1 million in cash and cash equivalents as of July 31, 2022, compared to $126.2 million on April 30, 2022.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	The company’s commercial team signed multiple new orders during the first quarter, totaling approximately net $41 million. A significant portion of these orders are with new customers, contributing to the ongoing expansion and diversification of the company’s client base. These orders span all areas of the business, from process development to commercial manufacturing.

•	The company recently announced the appointment of Pramthesh (Prem) Patel, Ph.D., as vice president, process development for Avid’s mammalian cell business. Dr. Patel is an accomplished biopharmaceutical industry executive with more than 30 years of experience and a track record of success in developing manufacturing processes for clinical trial material and commercial supplies. Dr. Patel’s career is highlighted by extended tenures supporting research, development and manufacturing activities at GSK and Bristol Myers Squibb.

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•	The company continues to make progress with both the Myford South expansion, as well as the construction of its new dedicated cell and gene therapy facility. During the quarter, the company announced plans to expand process development capacity for the mammalian cell business. Avid estimates that this expansion will cost approximately $6 million and, depending on the mix of customer orders, has the potential to support up to an additional $20 million in annual process development revenue. The company currently expects to complete the second phase of its Myford South expansion, which includes both upstream and downstream CGMP manufacturing suites, during the first quarter of calendar 2023. With respect to the cell and gene therapy business, the company brought its process and analytical development capacity online in June 2022. The company remains on track to bring the CGMP manufacturing suites online in mid-calendar 2023. Please visit the Avid website Facilities page for more information about the company’s expansions and videos documenting progress (https://avidbio.com/expansion-updates/).

•	In an effort to appropriately staff our new capacities and capabilities, the company plans to continue increasing headcount through the fiscal year-end. At the end of the first quarter of fiscal 2023, the company had 343 full-time employees. This represents a 28% increase compared to 269 full-time employees as of the prior year period.

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures, and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as initial start-up costs related to our expansion into viral vectors for the cell and gene therapy sector of the market, and severance and related expenses; non-cash interest expense on convertible senior notes for the accretion of the issuance costs associated with our convertible senior notes; and other income or expense items. Our income tax expense was recalculated by excluding non-GAAP items from the calculation of our estimated annual effective tax rate and then applying the recalculated estimated annual effective rate to non-GAAP pre-tax book income.  Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on disposal or sale of assets, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

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Additionally, non-GAAP net income and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

Webcast

Avid will host a webcast this afternoon, September 6, 2022, at 4:30 PM EDT (1:30 PM PDT).

To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 29 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the ongoing COVID-19 pandemic will adversely affect our or our customers’ business and operations, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2023 revenues, the risk that the completion of the second phase the of the Myford expansion and/or the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations and/or its current expansion of the Myford facility, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging initial customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2022, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME

(Unaudited) (In thousands, except per share information)

	Three Months Ended July 31,
	2022	2021

Revenues	$36,692	$30,754
Cost of revenues	27,575	19,363
Gross profit	9,117	11,391

Operating expenses:
Selling, general and administrative	6,382	4,460
Total operating expenses	6,382	4,460

Operating income	2,735	6,931
Interest expense	(518)	(703)
Other income (expense), net	50	76
Net income before income taxes	2,267	6,304
Income tax expense	703	–
Net income	$1,564	$6,304

Comprehensive income	$1,564	$6,304

Net income per share:
Basic	$0.03	$0.10
Diluted	$0.02	$0.10

Weighted average common shares outstanding:
Basic	61,905	61,137
Diluted	63,333	63,571

- Continued -

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AVID BIOSERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	July 31, 2022	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$115,137	$126,166
Accounts receivable, net	25,945	20,547
Contract assets	7,078	5,369
Inventory	30,354	26,062
Prepaid expenses	2,121	1,879
Total current assets	180,635	180,023
Property and equipment, net	114,929	92,955
Operating lease right-of-use assets	36,093	36,806
Deferred tax assets	114,472	115,082
Other assets	4,740	4,627
Restricted cash	350	350
Total assets	$451,219	$429,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,461	$9,504
Accrued compensation and benefits	5,300	8,418
Contract liabilities	52,775	53,798
Current portion of operating lease liabilities	3,152	2,969
Other current liabilities	1,655	1,072
Total current liabilities	93,343	75,761
Convertible senior notes, net	139,837	139,577
Operating lease liabilities, less current portion	37,077	37,886
Finance lease liabilities, less current portion	1,963	2,093
Total liabilities	272,220	255,317

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 62,165 and 61,807 shares issued and outstanding at respective dates	62	62
Additional paid-in capital	608,750	605,841
Accumulated deficit	(429,813)	(431,377)
Total stockholders’ equity	178,999	174,526
Total liabilities and stockholders’ equity	$451,219	$429,843

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended July 31,
	2022	2021

GAAP net income	$1,564	$6,304
Stock-based compensation	1,897	1,299
Business transition and related costs	–	486
Non-cash interest expense	260	254
Income tax effect of adjustments	(474)	–
Adjusted net income	$3,247	$8,343

GAAP net income	$1,564	$6,304
Interest expense, net	434	627
Income tax expense	703	–
Depreciation and amortization	1,590	1,009
Stock-based compensation	1,897	1,299
Business transition and related costs	–	486
Adjusted EBITDA	$6,188	$9,725

GAAP net cash used in operating activities	$(5,034)	$(6,942)
Purchase of property and equipment	(6,924)	(4,199)
Free cash flow	$(11,958)	$(11,141)

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